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                                                                    EXHIBIT 23.4


                    CONSENT OF MORGAN KEEGAN & COMPANY, INC.


Morgan Keegan & Company, Inc. ("Morgan Keegan") hereby consents to the inclusion in the Joint Proxy Statement/Prospectus of Eagle Bancshares, Inc. and Southern Crescent Financial Corp, filed as part of this Registration Statement on form S-4 of Eagle Bancshares, Inc., of its opinion and to the references made to Morgan Keegan in the "Summary" and "Opinions of Financial Advisors" sections of such Joint Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.



                                                MORGAN KEEGAN & COMPANY, INC.



                                                By:  /s/ Randolph C. Coley
                                                     ------------------------
                                                     Randolph C. Coley
                                                     Managing Director


November 1, 1996